UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2015
____________________________________________
PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
____________________________________________

Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Indemnification Agreements

Effective July 1, 2015, Publix Super Markets, Inc. (the “Company”) appointed Tina P. Johnson and David P. Phillips as Co-Trustees of the Publix Super Markets, Inc. Employee Stock Ownership Plan and the Publix Super Markets, Inc. Employee Stock Ownership Trust (collectively, the “Plan and Trust”) to serve with current Trustee Hoyt R. Barnett. As a result, the Company executed indemnification agreements effective July 1, 2015 with each of the Co-Trustees of the Plan and Trust.

Under the indemnification agreements, the Company agrees to indemnify each of the Co-Trustees of the Plan and Trust to the fullest extent permitted by law against any and all costs, claims, losses, damages and expenses that may be incurred or suffered as related to his or her activities as a Co-Trustee.

The above description is not complete and is qualified in its entirety by reference to the full text of the form of the indemnification agreement attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 8.01.     Other Events

On July 1, 2015, the Company announced its Board of Directors declared a quarterly dividend of $0.20 per share, payable August 3, 2015 to stockholders of record as of the close of business July 15, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(d).     Exhibits

10.7.     Form of Indemnification Agreement

99.1.     Press Release dated July 1, 2015

Page 2 of 4 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: July 7, 2015	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Page 3 of 4 pages

Exhibit Index

Exhibit 10.7. Form of Indemnification Agreement

Exhibit 99.1. Press Release dated July 1, 2015

Page 4 of 4 pages